Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Amendment to Janus Investment Fund Investment Sub-Advisory Agreement - INTECH Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 4(kkkkkk) to Post-Effective Amendment No. 122 to Janus Investment Fund registration statement on Form N-1A, filed on February 28, 2008; accession number 0001035704-08-000091 (File No. 2-34393).